                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Performance Food Group Company:

We consent to incorporation by reference in the registration statements (Nos. 33-72400, 333-12223, 333-78229, 333-60528, 333-102154, 333-102155, 333-105082,
333-117355) on Form S-8, the registration statements (Nos. 333-24679, 333-61612, 333-68877) on Form S-4 and the registration statements (Nos. 333-48462 and 333-63610) on Form S-3 of Performance Food Group Company of our reports dated March 6, 2006, with respect to the consolidated balance sheets of Performance Food Group Company and subsidiaries as of December 31, 2005 and January 1, 2005, and the related consolidated statements of earnings, shareholders' equity and cash flows for each of the fiscal years in the three-year period ended December 31, 2005, the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Performance Food Group Company.

                                  /s/ KPMG LLP

Richmond, Virginia
March 6, 2006